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                                                                   EXHIBIT 10(h)

                                K N ENERGY, INC.

                       1987 DIRECTORS' DEFERRED FEE PLAN

                                   AS AMENDED

                                   ARTICLE I

                                    PURPOSE

         The purpose of the K N Energy, Inc. 1987 Directors' Deferred Fee Plan (hereinafter referred to as the "Plan") is to provide funds upon termination of service or death for Directors (and their beneficiaries ) of K N Energy, Inc., and its subsidiaries. It is intended that the Plan will aid in attracting and retaining Directors of exceptional ability by providing such Directors with a means to supplement their standard of living.


                                   ARTICLE II

                                  DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant, or as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee and shall become effective only when received in writing by the Committee.

         2.2     Board.  "Board" means the Board of Directors of K N Energy,
Inc.

         2.3 Committee. "Committee" means the Compensation Committee of the Company.

         2.4 Company. "Company" means K N Energy, Inc. and its subsidiaries.

         2.5 Declared Rate. "Declared Rate" means the average of the composite yield on Moody's Seasoned Corporate Bond Yield Index for the twelve months beginning April 1 of the preceding year and ending March 31 of the following year, as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto). If such monthly yield is no longer published, a substantially similar average shall be selected by the Company. The Committee shall establish the Declared Rate effective as of May 1, of each Plan Year. Such Declared Rate, once established, shall be used for all interest determinations during such Plan Year.




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         2.6     Deferral Benefit.  "Deferral Benefit" means the benefit
payable to a Participant or Participant's Beneficiary on Participant's death or termination of service as a Director, as calculated in Article VII hereof.

         2.7 Deferred Benefit Account. "Deferred Benefit Account" means the account maintained on the books of account of the Company for each Participant pursuant to Article VI. A separate Deferred Benefit Account shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

         2.8 Deferred Fees. "Deferred Fees" means Fees that are credited to a Deferred Benefit Account in the form of cash, Memo Stock, or the equivalency of dividends paid on memo stock.

         2.9 Determination Date. "Determination Date" means the date on which the amount of a Participate's Deferred Benefit Account is determined as provided in Article VI hereof. The last day of each calendar month shall be a Determination Date.

         2.10 Director. "Director" means an active member of the Board of Directors of the Company.

         2.11 Fee. "Fee" or "Fees" means the compensation paid to a Director for services performed as a Director during a Plan Year which the Director chooses to defer.

         2.12 Participant. "Participant" means any Director who elects to participate by filing a Participation Agreement as provided in Article IV.

         2.13 Participation Agreement. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which the Participant's Fees are to be deferred pursuant to the Plan. A form of Participation Agreement is attached hereto.

         2.14 Plan Year. "Plan Year" means a twelve month period commencing May 1 and ending the following April 30. The first Plan Year shall commence May 1, 1987. For 1995 the Plan Year shall be from May 1 to December 31. Thereafter a Plan Year shall be from January 1, to December 31.

         2.15 Spouse. "Spouse" means a Participate's wife or husband who was lawfully married to the Participant at the time of the Participant's death or a determination of Participant's incompetency.

         2.16 Memo Stock. "Memo Stock" means those Fees which are credited to a Participant's Deferred Benefit Account as if such Fees were used to purchase the equivalent amount of Company common shares. The Memo Stock shall be priced at the average of the highest and lowest market trades on the date Fees are payable. Memo Stock will not be credited in partial shares.




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                                  ARTICLE III

                                 ADMINISTRATION

         3.1 Committee; Duties. This Plan shall be administered by the Committee. The Committee shall also have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

         3.2 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan, unless an appeal is received by the Committee within 60 days of the disputed action. The appeal will be reviewed by the Committee and its decision shall be final, conclusive and binding on the Participant and on all persons claiming by, through or under the Participant.

                                   ARTICLE IV

                                 PARTICIPATION

         4.1 Participation. Participation in the Plan shall be limited to Directors of the Company who elect to participate in the Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to the December 15th immediately preceding the Plan Year in which the Participant's participation under the agreement will commence. The election to participate shall be effective on the first day of the Plan Year following receipt by the Committee of a properly completed and executed Participation Agreement.

With respect to the first Plan Year of the Plan or with respect to an individual becoming a Director during a Plan Year who thereby becomes eligible to participate herein, an initial Participation Agreement may be filed within 30 days of the Committee's notification of eligibility to participate. Such election to participate shall be effective on the first day of the month following the Committee's receipt thereof, except that elections not received by the Committee prior to the 15th day of any calendar month shall be effective no earlier than the first day of the second month following the month of receipt.

         4.2 Amount of Deferral and Length of Participation. A Participant may elect in a Participation Agreement to defer a dollar amount or Memo Stock equal to 100% of the Fees which are expected by the Participant at the time of election to be earned over a deferral period of one Plan Year, and thereafter for each subsequent deferral period of one Plan Year until the Participant's termination of service on the Board or until the election to defer is amended.

         (a) The deferral percentages elected in the Participation Agreement shall be applied to the Participant's Deferred Fees as they are payable during the deferral period.




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                 Deferrals shall commence with the Plan Year immediately
                 following the Plan Year in which the respective Participation Agreement is filed; provided, however, that an initial Participation Agreement which is effective other than on May 1 of a Plan Year shall apply to the remainder of that Plan Year and to the following Plan Years as set forth above.

         (b) A Participant's election to defer Fees shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral of Fees under the Participation Agreement may be amended as provided in paragraphs 7.3, 9.1 or as further described in this paragraph.

                 A Participant may amend a deferral election with respect to deferrals in subsequent Plan Years by filing a new Participation Agreement with the Committee in the manner provided in paragraph 4.3. The new agreement may commence or discontinue deferrals. The date benefits are to commence from prior deferrals may not be changed.

         4.3 Additional Participation Agreement. A Participant may enter into a new Participation Agreement by filing a Participation Agreement with the Committee prior to December 15 of any calendar year, stating the amount that the Participant elects to have deferred. A new agreement shall be effective only as to Deferred Fees credited in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Committee. A new Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.


                                   ARTICLE V

                                 DEFERRED FEES

         5.1 Elective Deferred Fees. The amount of Deferred Fees that a Participant elects to defer in a Participation Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant's Fees are payable. The amount or Memo Stock credited to a Participant's Deferred Benefits Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from the Directors' Deferred Fees pursuant to any state, federal or local law, such amounts shall be taken out of the Participant's Deferred Fees.

         5.2 Vesting of Deferred Benefit Account. A Participant shall be 100% vested in the Deferred Benefit Account.




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                                   ARTICLE VI

                            DEFERRED BENEFIT ACCOUNT

         6.1 Determination of Account. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's elective Deferred Fees withheld since the immediately preceding Determination Date pursuant to paragraph 5.1. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

         6.2 Crediting of Account. As of each Determination Date, the Participant's Deferred Benefit Account shall be increased by the amount of interest earned and dividends paid since the preceding Determination Date. Interest shall be based upon the Declared Rate as defined in paragraph 2.5. Interest shall be credited on the mean average of the balances of the Deferred Benefit Account on the Determination Date and on the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day. The dividend credit shall be equivalent to the dividend rate per share paid by the Company multiplied by the amount of Memo Stock held in a Participant's Deferred Benefit Account.

         6.3 Statement of Accounts. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of each Participant's Deferred Benefit Account as of the last day of the preceding Plan Year.


                                  ARTICLE VII

                                    BENEFITS

         7.1 Termination of Service as Director. Subject to paragraph 7.3 below, upon retirement from the Board or any termination of service of the Participant for reasons other than death, the Company shall pay to the Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 hereof.

         7.2 Death. Upon the death of a Participant, Participant's Beneficiary shall receive the balance in Participant's Deferred Benefit Account.

         The Deferral Benefit shall be payable as provided for in paragraph
7.3.

         The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.




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         7.3     Form of Benefit Payment.

         (a)     Upon the happening of an event described in paragraphs 7.1 or
                 7.2 above, the Company shall pay to the Participant, or Participant's Beneficiary, the balance in Participant's Deferred Benefit Account in one of the following forms as elected in the Participation Agreement filed by the
                 Participant:

                 (1)      A lump sum payment.

                 (2) A monthly payment of a fixed amount which shall amortize the Deferred Benefit Account balance in equal monthly payments of principal and interest over a period from 2 to 180 months. For purposes of determining the amount of the monthly payment, the rate of interest during the amortization period shall be the average of the Declared Rate for the shorter of (i) the last five (5) Plan Years preceding the initial monthly installment payment, or (ii) the actual number of Plan Years of participation by the Participant.

                 (b) Alternatively, in the case of Memo Stock, Participant may elect to receive a lump sum distribution of common shares of the Company equivalent to the amount of Participant's Memo Stock with any cash balance in Participant's Deferred Benefit Account paid pursuant to 7.1(a) (1) or (2) above.

                 (c) A Participant may change the form in which benefits shall be paid by filing a new Participation Agreement indicating such change any time prior to the date payments are to commence. Such new Participation Agreement may not change the provisions of any previous Participation Agreement to which it relates for purposes of complying with the provisions of paragraphs 4.2 and 4.3 relating to the amount of deferrals and duration of the Participation Agreement. No such new Participation Agreement shall change the amount elected to be deferred in any previous Participation Agreement, nor the time elected for commencement of benefit payments.

         7.4 Commencement of Payments. Commencement of payments under this Plan shall begin within 60 days following receipt of notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under this Plan, or at such earlier date as may be determined by the Company. All payments shall be made as of the first day of the month.




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                                  ARTICLE VIII

                            BENEFICIARY DESIGNATION

         8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution of the benefits due Participant under the Plan.

         8.2 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary designations previously filed.

         8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving Participant in the first of the following classes in which there is a survivor, share and share alike:

                 (a)      The surviving Spouse;

                 (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

                 (c) The Participant's personal representative (executor or administrator).

         8.4 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.


                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

         9.1 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account or scheduled payment therefrom at the time of such amendment. In the event the Plan is amended, the Participation Agreement shall be subject to the provisions of such amendment as if set forth in full therein, without further action or amendment to the Participation Agreement. The Parties shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

         9.2 Company's Right to Terminate. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best




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interests of the Company.  The Board may also terminate the Plan in its entirety at any time. Upon any such termination, all Participants under the Plan shall be paid the balance in their Deferred Benefit Account in a limp sum, or over such period of time as determined by the Company.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interest in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general, unpledged and unrestricted assets of Company. Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

         10.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         10.3 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary, and by taking such other action as may be requested by the Company.

         10.4 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Colorado.

         10.5 Effective Date. This Plan shall become effective as of May 1, 1987, as amended on November 14, 1995.

         10.6 Incompetent. In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for Participant's or a Beneficiary's affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian




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or other legal representative) may be paid, upon appropriate indemnification of the Company, to the Spouse or other person deemed by the Committee to have incurred expense for such Participant or a Beneficiary. Any such payment shall be a payment for the account of the Participant or a Beneficiary and shall be a complete discharge of any liability of the Company therefor.


         AMENDED AND RESTATED pursuant to resolution of the Board of Directors this 14 day of November, 1995.

                                        K N ENERGY, INC.



                                        By
                                           ------------------------------
                                                    President


                                        By
                                           ------------------------------
                                                    Secretary




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